Exhibit 15.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of AirNet Technology Inc. (formerly known as AirMedia Group Inc.) on Form S-8 (file No.333-148352, No.333-164219, No.333-183448 and No. 333-187442) and on Form F-3 (file No.333-161067) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated May 6, 2021, except for Note 11 as to which the date is April 28, 2023, with respect to our audits of the consolidated financial statements of AirNet Technology Inc. for the year ended December 31, 2020, which report is included in this Annual Report on Form 20-F of AirNet Technology Inc. for the year ended December 31, 2022.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Formerly Marcum Bernstein & Pinchuk LLP

New York, NY

April 28, 2023

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com